                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                    INFORMATION HOLDINGS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(I)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           INFORMATION HOLDINGS INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 2002

                             ---------------------

    The Annual Meeting of Stockholders (the "Annual Meeting") of Information Holdings Inc., a Delaware corporation (the "Company"), will be held at the offices of Warburg, Pincus & Co., 466 Lexington Avenue, New York, New York, 10017 on Monday, April 29, 2002, at 2:00 p.m., Eastern Standard Time, for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy Statement:

       (a) To elect six directors to serve until the 2003 annual meeting of stockholders or until their respective successors are duly elected and qualified;

       (b) To approve a 500,000 share increase in the number of shares reserved for issuance under the Company's 1998 Stock Option Plan;

       (c) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

       (d) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Holders of the Company's Common Stock of record at the close of business on March 15, 2002 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders of the Company as of the Record Date will be available for inspection during business hours through April 26, 2002, at the Company's offices, 2777 Summer Street, Suite 209, Stamford, Connecticut, and will also be available for inspection at the Annual Meeting.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Vincent A. Chippari
                                          Secretary

March 27, 2002

                           INFORMATION HOLDINGS INC.
                         2777 SUMMER STREET, SUITE 209
                               STAMFORD, CT 06905

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Information Holdings Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Monday, April 29, 2002, at 2:00 p.m., Eastern Standard Time, at the offices of Warburg, Pincus & Co., 466 Lexington Avenue, New York, New York, 10017, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, together with the Company's Annual Report to stockholders for the fiscal year ended December 31, 2001, will be mailed to stockholders entitled to vote at the Annual Meeting commencing on or about April 1, 2002.

    Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Information Holdings Inc., 2777 Summer Street, Suite 209, Stamford, Connecticut 06905. To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by April 15, 2002.

RECORD DATE AND VOTING SECURITIES

    Stockholders can ensure that their shares are voted at the Annual Meeting by attending the Annual Meeting or signing and returning the enclosed proxy card in the envelope provided. The submission of a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Company's Secretary a written revocation or a proxy bearing a later date. The presence at the Annual Meeting of a stockholder who has signed a proxy does not itself revoke that proxy unless the stockholder attending the Annual Meeting files written notice of revocation of the proxy with the Company's Secretary at any time prior to the voting of the proxy.

    Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted for approval, and in accordance with the proxyholder's best judgment as to any other business as may properly come before the Annual Meeting. The proxy card provides space for a stockholder to withhold voting for any or all nominees to the Board or to abstain from voting for any proposal if the stockholder chooses to do so.

    Under Delaware law and the Company's Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the outstanding shares entitled to vote. Proxies marked "abstain" will be included in determining a quorum. On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers have discretion to vote such shares. Since all of the matters to be voted upon at the Annual Meeting are routine, the presence of such shares will be included in determining a quorum.

    Under Delaware law and the Company's Bylaws, proposals must be approved by the affirmative vote of a majority, or, in the case of the election of directors, a plurality, of the shares present, either in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions have the same effect as votes "against" a proposal, whereas instructions to withhold voting on the election of any nominee for director have no effect on the outcome of the vote.

    The Board has fixed the close of business on March 15, 2002 as the record date (the "Record Date") for the determination of the Company's stockholders who are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 21,760,174 shares of common stock, par value $0.01 per share (the "Common Stock"), excluding treasury shares. The holders of Common Stock are entitled to one vote for each share held on the Record Date.

    PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Such persons designated as proxies are the Company's officers. Any stockholder desiring to appoint another person to represent him or her at the Annual Meeting may do so either by inserting such person's name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Company's Secretary at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the stockholder appointing such other person to represent him or her to inform such person of this appointment.

    The Company will bear the cost of solicitation of proxies. Further solicitation may be made by the Company's directors, officers and employees personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Company also intends to make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record.

    The Company may send only one annual report and proxy statement to multiple stockholders that share the same address. Upon written or oral request, the Company will promptly supply such stockholders additional copies of the annual report and proxy statement. Such requests should be made by contacting the Company either by mail at the Company's offices at 2777 Summer Street, Suite 209, Stamford, Connecticut 06905 or by telephone at (203) 961-9106. If stockholders sharing the same address are receiving multiple copies of the annual report and proxy statement, such stockholders can request delivery of a single copy of the annual report and proxy statement by contacting the Company at the above address.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

    All of the Company's directors serve annual terms which expire on the date of the Annual Meeting. At the Annual Meeting, the stockholders will elect six directors to hold office, subject to the provisions of the Company's Certificate of Incorporation and Bylaws, until the Annual Meeting of Stockholders in 2003 and until their respective successors shall have been duly elected and qualified.

    The Company has agreed to nominate and use its best efforts to elect and cause to remain as directors (i) Mason P. Slaine, for so long as he beneficially owns, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at least 5% of the outstanding shares of Common Stock, unless the Company terminates his employment for "Just Cause" (as defined in his employment agreement) and (ii) at least one or two nominees of Warburg Pincus Ventures, L.P. ("Warburg Pincus"), for so long as Warburg Pincus owns at least 10% or 20%, respectively, of the outstanding shares of Common Stock.

    Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote FOR the election of the six director nominees named below. The Board believes that all of the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees.

    The nominees for election as directors to serve until the Annual Meeting of Stockholders in 2003, together with certain information about them, are set forth below:

MICHAEL E. DANZIGER.......  Michael E. Danziger, 43, has served as one of the Company's directors since July 1998. Mr. Danziger is currently a
                            consultant in the information and publishing field. From
                            1991 to 1999, Mr. Danziger was Chairman of Thomson
                            Financial's Database Group, a division of Thomson Financial which provides financial information, products and services.
                            Since 1993, he has also been a director of Rand Publishing
                            Company Inc., a small holding company that has made
                            investments in the publishing industry ("Rand"). Mr.
                            Danziger is also a director of two privately held companies that are affiliates of Warburg, Pincus & Co. ("WP").

DAVID R. HAAS.............  David R. Haas, 60, has served as one of the Company's directors since July 1998. Mr. Haas has been a financial
                            consultant in the entertainment and communications
                            industries since 1995. From 1990 until 1994, he was Senior
                            Vice President and Controller of Time Warner, a leading
                            media and entertainment company.

SIDNEY LAPIDUS............  Sidney Lapidus, 64, has served as one of the Company's directors since December 1996. Mr. Lapidus has been a
                            General Partner of WP and a Member and Managing Director of
                            Warburg Pincus LLC ("WP LLC") or its predecessors since
                            January 1982, where he has been employed since 1967. He is currently a director of Radio Unica Communications Corp.,
                            Lennar Corporation, Knoll, Inc. and several privately held companies.

DAVID E. LIBOWITZ.........  David E. Libowitz, 39, has served as one of the Company's directors since December 1996. Mr. Libowitz is a General
                            Partner at WP and a Member and Managing Director of WP LLC,
                            where he has been employed since July 1991. He is currently a director of Radio Unica Communications Corp. and several privately held companies.

JOHN R. PURCELL...........  John R. Purcell, 70, has served as one of the Company's directors since May 2001. Mr. Purcell has been Chairman and
                            Chief Executive Officer of Grenadier Associates Ltd., a
                            venture banking firm, since 1989. From 1991 until 1996, Mr.
                            Purcell also served as Chairman of Donnelley Marketing,
                            Inc., a data-based direct marketing company. From 1987 until
                            1990, he served as Chairman of Mindscape, Inc., an
                            educational and entertainment computer software company.
                            From 1982 until 1986, Mr. Purcell was Chairman and President of SFN Companies, Inc., a communications company. Mr.
                            Purcell is a director of Bausch & Lomb, Inc., Omnicom Group,
                            Inc., Journal Register Company and Technology Solutions
                            Company.

MASON P. SLAINE...........  Mason P. Slaine, 48, has served as one of the Company's directors since December 1996. Mr. Slaine has been President and Chief Executive Officer since December 1996. Since 1993,
                            Mr. Slaine has been a director of Rand and had previously
                            served as its President. From 1994 to 1996, Mr. Slaine
                            served as President of Thomson Financial, a division of the
                            Thomson Corporation that provides financial information,
                            research, analysis and software products worldwide. From
                            1993 to 1994, he served as President of Thomson Financial
                            Publishing, a division of Thomson Financial.

                            RECOMMENDATIONS AND VOTE

    The affirmative vote of a plurality of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of the directors.

    THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE.

                              PROPOSAL NUMBER TWO
                         THE STOCK OPTION PLAN PROPOSAL

    On July 15, 1998, the Board adopted the Company's 1998 Stock Option Plan (the "Option Plan"), and reserved 866,886 shares of Common Stock for issuance under the Option Plan. In the past two years, the stockholders authorized an increase in the number of shares of Common Stock reserved for issuance by 1,100,000 to a total of 1,966,886. The Board has amended and restated the Option Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by an additional 500,000 to a total of 2,466,886 shares.

    The Company is seeking stockholder approval of the Option Plan in order to comply with the requirements of Sections 162(m) and 422 of the Internal Revenue Code of 1986 (the "Code") and the requirements of the New York Stock Exchange ("NYSE"). The following summary of the Option Plan is qualified in its entirety by express reference to the text of the Option Plan, a copy of which was filed with the Commission as an appendix to this Proxy Statement. Under the Option Plan, options to purchase shares of Common Stock may be granted which are qualified as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and which are not so qualified ("NQSOs") (collectively or individually, ISOs and NQSOs may be referred to as "Options").

PURPOSE AND ELIGIBILITY

    The purpose of the Option Plan is to promote the Company's long-term financial success by enhancing the Company's ability to attract, retain and reward individuals who can and do contribute to such success and to further align the interests of the Company's key personnel with its stockholders. The full-time employees of the Company and its subsidiaries, and its directors, are eligible to receive Options under, and participate in, the Option Plan. The approximate number of individuals eligible to participate in the Option Plan is 470.

ADMINISTRATION

    The Option Plan is generally administered by the full Board of Directors, except that the Compensation Committee makes all determinations relating to the Company's executive officers (for purposes of this Proposal, the entity administering the Option Plan is hereafter referred to as the "Committee"). The Committee, in its sole discretion, determines which individuals may participate in the Option Plan and the type, extent and terms of the Option awards to be granted. In addition, the Committee interprets the Option Plan and makes all other determinations with respect to the administration of the Option Plan.

OPTIONS

    The Option Plan allows for the discretionary grant of Options by the Committee to eligible individuals. The terms and conditions of Options granted under the Option Plan are set out from time to time in agreements between the Company and the individuals receiving such Options.

    The Committee may grant Options to any eligible person; provided, however, that only employees of the Company and its subsidiaries may receive ISOs. The exercise price of the Options will be determined by the Committee at the time of grant and will be set forth in a Stock Option Agreement between the Company and the participant ("Stock Option Agreement"); provided, however, that the exercise price of an ISO will not be less than the fair market value of the Common Stock on the date of grant. Options will vest and become exercisable within such period or periods (not to exceed 10 years) as determined by the Committee and set forth in the Stock Option Agreement. Options will have a 10-year term from the date of grant, subject to earlier termination upon termination of a participant's employment or service as a director, as applicable, as determined by the Committee and as set forth in the Stock Option Agreement. Options that have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by full payment of the Option exercise price and any applicable withholding. The Option exercise price may be paid in cash, by certified check, bank draft or money order payable to the order of the Company or in accordance with any cashless exercise procedures adopted by the Committee.

ADJUSTMENTS FOR RECAPITALIZATION, MERGER, ETC. OF THE COMPANY

    The Option Plan and any outstanding Options shall be subject to adjustment, as determined by the Committee, as to the maximum number of shares that may be granted under the Option Plan, the maximum number of shares with respect to which options may be granted to any single individual during any calendar year under the Option Plan, the number of shares covered by each outstanding Option, and/or the exercise price thereof in the event of certain changes in the outstanding Common Stock by reason of stock splits or other subdivision or consolidation of shares of Common Stock, or by reason of other capital adjustments occurring after the date of grant of any such Option. In the event of a sale, reorganization, consolidation or merger of the Company (a "Corporate Event"), (i) an individual holding outstanding Options shall be entitled to receive upon the exercise of an Option, the same number and kind of shares of Common Stock or the same amount of property, cash or other securities as he or she would have been entitled to receive upon the occurrence of such Corporate Event as if he or she had been, immediately prior to such event or on the record date relating to such event, the holder of the number of shares of Common Stock covered by his or her Options, and (ii) if the Company is not the surviving corporation as a result of such Corporate Event, the Company shall require the successor corporation or its parent to assume such outstanding Options; provided, however, that the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding Options shall terminate as of the consummation of such Corporate Event and accelerate the exercisability of all outstanding Options to any date prior to the date of such Corporate Event.

EFFECT OF CHANGE IN CONTROL

    In the event of a Change in Control (as defined in the Option Plan), notwithstanding any vesting schedule provided for by the Committee, all Options shall become immediately exercisable with respect to 100 percent of the shares subject to such Option.

SHARES SUBJECT TO THE OPTION PLAN

    As noted above, the Option Plan has been amended, subject to stockholder approval, to increase the maximum number of shares of Common Stock available for issuance thereunder by 500,000 to a total of 2,466,886 shares; provided, however, that options covering no more than 350,000 shares of Common Stock may be issued to any one person during any one year.

MARKET VALUE

    The closing price of the Common Stock on the NYSE on March 15, 2002 was $27.89 per share.

AMENDMENT AND TERMINATION

    The Board may from time to time, to the extent permitted by applicable law, amend, suspend, or discontinue the Option Plan; provided, however, that the Board may not take any action which would have a material adverse effect on outstanding Options or any unexercised rights under outstanding Options without the consent of participants whose Options would be adversely affected thereby.

FEDERAL TAX CONSEQUENCES

    The following is a brief discussion of the Federal income tax consequences of transactions with respect to Options under the Option Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

    ISOS. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Company for Federal income tax purposes.

    If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally,
(1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares and (2) the Company will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the Company.

    If an ISO is exercised more than three months following termination of employment (subject to certain exceptions for disability or death), the exercise of the Option will generally be taxed as the exercise of a NQSO, as described below.

    For purposes of determining whether an optionee is subject to an alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

    NQSOS. With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

    As a result of the rules under Section 16(b) of the Exchange Act
("Section 16(b)"), and depending upon the particular exemption from the provisions of Section 16(b) utilized, the officers and directors and persons owning more than 10 percent of the outstanding shares of stock ("Insiders") may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular Option.

NEW PLAN BENEFITS

    Because the grant of awards under the Option Plan is entirely within the discretion of the Committee, the Company cannot forecast the extent or nature of awards that will be granted in the future. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Option Plan. Information with respect to compensation paid and other benefits, including Options granted in respect of the 2001 fiscal year to the Named Executive Officers is set forth in the Summary Compensation Table and the Stock Option Grants in 2001 table contained herein.

                            RECOMMENDATION AND VOTE

    Approval of the Option Plan Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon.

  THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE OPTION PLAN PROPOSAL.

                             PROPOSAL NUMBER THREE
                      RATIFICATION OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. This firm has examined the accounts of the Company since inception. If the stockholders do not ratify this appointment, the Board will consider other independent auditors. One or more members of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to questions.

    AUDIT FEES

    Audit fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $337,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the Company's 2001 fiscal year.

    ALL OTHER FEES

    Fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for all other services rendered to the Company totaled $525,000, including audit related services of $299,000 and non-audit services of $226,000.

                            RECOMMENDATION AND VOTE

    The affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote is required for the ratification of the independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                          THE BOARD AND ITS COMMITTEES

    The Board is responsible for the Company's management and direction and for establishing broad corporate policies. The Board held six meetings during the year ended December 31, 2001. All directors were present at five of the meetings and five of six directors were present at the other meeting.

COMMITTEES OF THE BOARD

    The Board has two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a standing committee on nominations. The principal responsibilities of each committee are described below.

    AUDIT COMMITTEE. In 2001, the Audit Committee was comprised of Michael Danziger, David Haas and John Purcell. The Audit Committee is responsible for meeting with the Company's independent auditors regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee also recommends a firm of certified independent auditors to serve as the Company's independent auditors, authorizes all audit fees and other professional services rendered by the accountants, reviews the independence of the accountants and ensures the objectivity of the Company's financial statements. It held five meetings in 2001. Additional information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of the Audit Committee of the Board of Directors."

    COMPENSATION COMMITTEE. In 2001, the Compensation Committee was comprised of David Haas and David Libowitz. The Compensation Committee has the authority to determine all matters relating to the compensation of the Company's employees. It held one meeting during 2001. The Board of Directors did not reject any recommendations of the Compensation Committee in 2001.

COMPENSATION OF DIRECTORS

    Each director who is not an employee of the Company or its affiliates (each, an "Independent Director"), receives a fee of $1,000 for each meeting of the Board attended in person and $500 for each telephonic meeting of the Board attended. The Chairman of each committee of the Board also receives an annual fee of $1,000. On August 13, 2001, each Independent Director received a grant of options to purchase 665 shares of Common Stock with an exercise price equal to the then current market price of $22.55 per share. Subsequent to 2001, each Independent Director will receive an annual grant of a number of options equal to $15,000 divided by the fair market value of one share of Common Stock on the date of grant, which options will be exercisable at a price per share equal to the fair market value of the Common Stock on such date. All options granted to Independent Directors will vest immediately. Directors who are not Independent Directors will not receive fees for serving on the Board or any committee thereof. In 2001, the Company had three Independent Directors
(Messrs. Danziger, Haas and Purcell) and three directors employed by the Company or its affiliates. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and any committee thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Securities and Exchange Commission (the "Commission") requires issuers to disclose the existence of any other company in which both (i) the Company's executive officer serves on the board of directors and/or compensation committee and (ii) any of the the Company's directors serve as an executive officer. There are no relationships that are required to be disclosed hereunder.

                               EXECUTIVE OFFICERS

    Executive officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified or until their earlier resignation or removal from office. A brief biography of each executive officer of the Company as of March 15, 2002 is provided below (other than Mr. Slaine, whose biography is set forth above).

    Vincent A. Chippari, 41, has served as Executive Vice President and Chief Financial Officer of the Company since January 1998. From 1990 to 1996,
Mr. Chippari was Chief Financial Officer of Thomson Business Information, which serves the global scientific, medical, intellectual property, technical and general reference markets. From 1996 to 1997, he was Executive Vice President, Operations, of Thomson Intellectual Property/Automotive Group, as well as General Manager of its Derwent Information North America unit, a patent and scientific information business.

    Mark Clinton, 42, has served as President of the Company's Master Data Center unit ("MDC") since December 1995. The Company acquired MDC in
August 1999. Mr. Clinton has held senior management positions at MDC since February 1991. Prior to joining MDC, Mr. Clinton was a consultant with Andersen Consulting for eight years.

    R. Richard Dool, 47, has served as President and Chief Executive Officer of the Company's Liquent unit since it was acquired by the Company in December 2001. Mr. Dool has been President and Chief Executive Officer of Liquent since February 2000. From 1994 until February 2000, he was President and Chief Executive Officer of Labvantage Solutions, a provider of laboratory automation software.

    Fenton Markevich, 46, has served as President of the Company's CRC Press unit ("CRC") since August 2001. From August 1999 to August 2001, Mr. Markevich was Senior Vice President and Chief Financial Officer of CRC. From June 1998 to August 1999, Mr. Markevich was an independent consultant in the telecommunications industry. From February 1997 to June 1998, he was Senior Vice President and Chief Financial Officer of Continental Graphics Group. From February 1989 to November 1996, he was Vice President and Chief Financial Officer of PIP Printing.

    Jay Nadler, 37, has served as President of the Company's Intellectual Property Group since April 2001. He was President of the Company's CorporateIntelligence.com unit from April 2000 to April 2001. From
February 1993 to March 2000, Mr. Nadler held senior management positions in various units of Thomson Financial. From December 1999 to March 2000, he was Chief Executive Officer of its Corporate Group; from January 1999 to
December 1999, he was Chief Executive Officer of the Investment Information Group; from July 1996 to December 1998, he was Chief Operating Officer of CDA Investment Technologies; and from February 1993 to April 1997, he was president of its Weisenberger unit.

    Aneel M. Pandey, 35, has served as Chief Executive Officer of the Company's Transcender unit since it was acquired by the Company in November 2000. He also served as President of Transcender from November 2000 until May 2001.
Mr. Pandey founded Transcender in 1992 and served as its Chief Executive Officer through November 2000.

    Steven Wolfson, 57, has served as President of the Company's MicroPatent unit since July 1997. From 1996 to 1997, Mr. Wolfson was Vice President and Chief Financial Officer of MicroPatent's predecessor. From 1994 to 1996, he was Vice President and Chief Financial Officer of American Banker, a financial information publishing company. From 1993 to 1994, Mr. Wolfson was an independent consultant in the financial and administrative fields.

EMPLOYMENT AGREEMENTS

    MASON P. SLAINE

    The Company has an employment agreement, dated as of March 15, 2000, with Mason P. Slaine which provides that Mr. Slaine will serve as President and Chief Executive Officer of the Company until June 30, 2001, subject to automatic one-year renewals unless either party provides notice of non-renewal.
Mr. Slaine's employment agreement provides for a base salary of $325,000 through June 30, 2000, increasing to $700,000 through June 30, 2001 and $750,000 through June 30, 2002. Thereafter Mr. Slaine's base salary will be subject to increases at the discretion of the Board of Directors. In addition, Mr. Slaine is eligible to receive an annual cash bonus, as determined by the Board of Directors. He is also entitled to participate in health, insurance, pension, automobile and other benefits provided to other senior executives of the Company.

    In connection with the execution of the employment agreement, the Company granted options to Mr. Slaine to purchase 200,000 shares of Common Stock at a purchase price per share equal to the fair market value of one share of Common Stock on the date of grant. These options were canceled by mutual agreement between Mr. Slaine and the Company in February 2001. Under the terms of the agreement, Mr. Slaine was entitled to a second option grant to purchase 200,000 shares of Common Stock at a purchase price per share equal to the fair market value of one share of Common Stock on the date of grant. These options, which were granted in August 2001, vest and become exercisable at the rate of 100,000 shares each on the first and second anniversaries of the date of grant; provided, however, that the options shall become immediately vested and exercisable upon the occurrence of a Change of Control (as defined in the employment agreement), Mr. Slaine's death or his termination of employment on account of disability.

    In the event of (i) Mr. Slaine's death during his term of employment with the Company or (ii) the termination of his employment by the Company without "Just Cause" (as defined in the employment agreement) or (iii) his resignation from employment for "Good Reason" (as defined in the employment agreement), the Company is obligated to continue paying Mr. Slaine's base salary for a 12 month period following the date of termination. In addition, the Company is required to continue to provide health insurance benefits during such 12 month period. In the event that Mr. Slaine resigns within 90 days following a Change of Control or the Company terminates Mr. Slaine's employment without Just Cause following a Change of Control, the Company is obligated to pay to Mr. Slaine a lump sum amount equal to three times the sum of (i) his then current base salary and
(ii) the bonus he received in the prior fiscal year. In addition, the Company is required to continue to provide health insurance benefits during the 12 month period immediately following such termination. To the extent that any payment under the employment agreement would be subject to an excise tax imposed by
Section 4999 of the Code, the Company is required to make gross-up payment (the "Gross-up Payment") to Mr. Slaine to cover the excise tax and any taxes incurred by Mr. Slaine upon the payment of the Gross-up Payment.

    Mr. Slaine's employment agreement also contains a non-compete clause, which applies until the second anniversary of the termination of Mr. Slaine's employment, unless he is terminated by the Company without Just Cause or resigns for Good Reason. The employment agreement also contains confidentiality and non-solicitation provisions. In consideration for these non-compete, non-solicitation and confidentiality covenants the Company has agreed to pay to Mr. Slaine 50% of his then current base salary over the course of the two-year period.

    VINCENT A. CHIPPARI

    The Company has an employment agreement, dated as of January 19, 1998, with Vincent A. Chippari which provides that Mr. Chippari will serve as executive Vice President and Chief Financial Officer of the Company until January 19, 2003, subject to automatic one-year renewals unless either party provides notice of non-renewal. Mr. Chippari's employment agreement provides for an initial base salary of $200,000 per year, increased annually to the extent of any net increase in the Consumer Price Index. In addition, Mr. Chippari is eligible to receive an annual cash bonus in an amount up to 50% of his base salary based upon the meeting of certain objectives approved by the Board of Directors. Mr. Chippari is also entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company.

    In the event that Mr. Chippari resigns or his employment terminates for "Cause" (as defined in his employment agreement), Mr. Chippari will be entitled to receive any accrued but unpaid base salary, unused vacation and unreimbursed expenses. In the event the Company terminates his employment without Cause, in addition to the amounts specified in the foregoing sentence, Mr. Chippari will continue to receive his base salary and health and insurance benefits for a period of 12 months following the date of such termination. Mr. Chippari's employment agreement also contains a non-compete clause, which applies until the first anniversary of the termination of Mr. Chippari's employment, and confidentiality and non-solicitation provisions.

    R. RICHARD DOOL

    Concurrent with the acquisition of Liquent, Inc. in December 2001, the Company assumed an employment agreement with R. Richard Dool which provides that Mr. Dool will serve as President and Chief Executive Officer of Liquent through November 26, 2002. Under the terms of the agreement, Mr. Dool is entitled to an annual base salary of $236,000. In addition, he is entitled to receive an annual cash bonus of up to $100,000 at the discretion of the Board of Directors.
Mr. Dool is also entitled to participate in health, insurance, pension, automobile and other benefits provided to other senior executives of the Company.

    The agreement provides that Mr. Dool is entitled to severance benefits if his employment is terminated without "Cause" (as that term is defined in the agreement), if he resigns for "Good Reason" (as defined in the agreement), or in the event of a change in control (the "Severance Benefits"). Severance Benefits are (i) 12 months' salary; (ii) 50% of his target bonus, upon termination without Cause or resignation with Good Reason; (iii) 12 months of continued health coverage; and (iv) up to $20,000 for outplacement services. In addition to the Severance Benefits, Mr. Dool is entitled to receive 100% option vesting and payout of his full targeted bonus upon a change in control of the business. A change in control event is not considered termination of employment under the terms of the agreement.

    Pursuant to the employment agreement, following the acquisition of Liquent by the Company, Mr. Dool received change in control payments of $325,000.

    JAY NADLER

    The Company has an employment agreement, dated as of April 10, 2000, with Jay Nadler which provides that Mr. Nadler will serve as President of the Company's Intellectual Property Group until April 10, 2002, subject to automatic one-year renewals unless either party provides notice of non-renewal.
Mr. Nadler's employment agreement provides for an initial base salary of $250,000 per annum, increased annually to the extent of any increase in the Consumer Price Index. In addition, Mr. Nadler is entitled to receive a cash bonus in an amount up to 50% of his base salary based upon meeting objectives determined by the Board of Directors. Mr. Nadler is also entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company.

    Mr. Nadler's employment agreement provided for the grant of options, dated April 25, 2000, to purchase 100,000 shares of Common Stock at the then current market price of $25.75 per share. Pursuant to a stock option agreement, Mr. Nadler's options are exercisable for a period of ten years from the date of grant. The options vest and become exercisable in four equal annual installments from the date of grant.

    In the event that Mr. Nadler's employment is terminated for "Cause" (as defined in his employment agreement), he will be entitled to receive any accrued but unpaid base salary, unused vacation and unreimbursed expenses. In the event the Company terminates his employment without Cause, or if he resigns within 90 days following a change in control, in addition to the amounts specified in the foregoing sentence, Mr. Nadler will continue to receive his base salary and health and insurance benefits for a period equal to the greater of 6 months from the date of termination or the remainder of the employment term. In the event the Company does not renew the employment agreement, Mr. Nadler will continue to receive his base salary and health and insurance benefits for a period of 4 months from the expiration date of the employment contract. Mr. Nadler's employment agreement also contains a non-compete clause, which applies until the first anniversary of the termination of Mr. Nadler's employment, and confidentiality and non-solicitation provisions.

    ANEEL M. PANDEY

    The Company has an employment agreement, dated as of November 6, 2000 with Aneel Pandey which provides that Mr. Pandey will serve as Chief Executive Officer of Transcender until November 5, 2003, subject to automatic one-year renewals unless either party provides notice of non-renewal. Mr. Pandey's employment agreement provides for a base salary of $200,000 per annum through November 5, 2001, increasing to $235,000 through November 5, 2002 and $260,000 through November 5, 2003. In addition, Mr. Pandey is entitled to receive a bonus equal to 50% of his base salary based upon meeting objectives determined by the Board of Directors. Mr. Pandey is also entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company.

    The Company also has a confidentiality and non-competition agreement, dated November 6, 2000, which provides that for a period ending on the later of
(i) November 6, 2005 and (ii) the third anniversary of the termination of Mr. Pandey's employment, Mr. Pandey will not, directly or indirectly, engage in any business which competes with Transcender.

    In the event that Mr. Pandey's employment is terminated for "Cause" (as defined in his employment agreement), Mr. Pandey will be entitled to receive any accrued but unpaid base salary, unused vacation and unreimbursed expenses. In the event the Company terminates his employment without Cause, in addition to the amounts specified in the foregoing sentence, Mr. Pandey will continue to receive his base salary and health and insurance benefits for the remainder of the employment term.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FILINGS BY REFERENCE, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE (THE "COMPENSATION COMMITTEE") ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPHS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     REPORT OF THE BOARD OF DIRECTORS AND THE BOARD COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee's responsibilities include establishing the Company's policies governing the compensation of its officers and other key executives. The Compensation Committee approves all elements of compensation for executive officers, including their equity compensation under the Company's 1998 Stock Option Plan (the "Option Plan"). The Board is responsible for overall administration of the Option Plan.

    EXECUTIVE COMPENSATION. The Company's compensation program consists of base salary, annual incentive payments, stock options and employee benefits. The goal of the Company's compensation program is to motivate and reward its executive officers and other key employees to improve long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. The Company's executive compensation program is designed to align executive compensation practices with increasing the value of the Common Stock and to foster adherence to, and promotion of, the Company's business mission, values, strategic goals and annual objectives.

    Except for equity compensation under the Option Plan to employees that are not executive officers, the Compensation Committee has the authority to determine all matters relating to compensation of the Company's employees. When making compensation decisions, the Compensation Committee considers an executive's scope of responsibilities, level of experience, individual performance and attainment of pre-established goals as well as the Company's business plan and general economic factors. The Compensation Committee also considers input from the Company's Chief Executive Officer and Chief Financial Officer.

    BASE SALARY AND BONUS. The salary levels for executive officers are determined by such officer's level of job responsibility and experience, job performance and attainment of pre-established goals. Consideration is also given to salaries for comparable positions within the industry and the Company's ability to pay. The Compensation Committee considers all of these factors and makes an informed decision with respect to any annual salary increases for the executive officers. Bonus payouts to the Company's executive officers and other key employees are based on the attainment of corporate earnings goals and certain individual performance goals.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. The salary paid and stock options granted in fiscal 2001 to Mason Slaine, the Company's Chief Executive Officer, were determined in accordance with specific provisions of his employment agreement. Mr. Slaine did not receive a bonus in fiscal 2001.

    OPTIONS. The Board believes that stock options are important to provide an inducement to obtain and retain the services of the Company's employees and the employees of its subsidiaries and to increase their proprietary interest in the Company's success. Long-term incentives in the form of stock options provide a vehicle to reward executive officers only if there is an increase in stockholder value. Stock options are granted on a subjective and discretionary basis within a guideline range that takes into account the position responsibilities of the Company's executive officers and key employees whose contributions and skills are important to the Company's long-term success.

    During 2001, the Board approved the issuance of options to purchase a total of 596,395 shares of common stock of the Company to various employees. Such options were granted at exercise prices equal to the respective market prices of the Common Stock on the various dates of grant.

    POLICY REGARDING QUALIFYING COMPENSATION. Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limitation on tax-deductible remuneration paid to any one of the five most highly compensated executive officers of a publicly-held corporation, unless the compensation qualifies as "performance-based compensation" or is otherwise exempt from the provisions of
Section 162(m). None of the compensation paid to executive officers exceeded the limits of Section 162(m) for the fiscal year ended December 31, 2001.

             BOARD OF DIRECTORS                           COMPENSATION COMMITTEE
             MICHAEL E. DANZIGER                               DAVID R. HAAS
                DAVID R. HAAS                                DAVID E. LIBOWITZ
               SIDNEY LAPIDUS
              DAVID E. LIBOWITZ
               JOHN R. PURCELL
               MASON P. SLAINE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FILINGS BY REFERENCE, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee is responsible for overseeing the Company's financial reporting process and for recommending to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee is composed of independent directors of the Company, as defined by the New York Stock Exchange listing standards, and acts pursuant to a written charter adopted by the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

    The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The independent auditors provided to the Audit Committee the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee has reviewed and discussed with the independent auditors the firm's independence and has considered the compatibility of non-audit services with the auditor's independence.

    The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001.

AUDIT COMMITTEE
MICHAEL E. DANZIGER
DAVID R. HAAS
JOHN R. PURCELL
March 1, 2002

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation earned by the Chief Executive Officer and the next four most highly compensated officers (the "Named Executive Officers") during the fiscal years ended December 31, 2001, 2000 and 1999.

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                                            ------------
                                                                    ANNUAL COMPENSATION      SECURITIES
                                                                   ----------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                               YEAR     SALARY ($)   BONUS ($)    OPTIONS(#)
---------------------------                             --------   ----------   ---------   ------------
Mason Slaine .........................................    2001       725,000          --       200,000
  President and Chief Executive Officer                   2000       512,000     300,000            --
                                                          1999       325,000          --            --

Vincent A. Chippari ..................................    2001       225,000      50,000        25,000
  Executive Vice President and Chief Financial Officer    2000       210,000      92,000            --
                                                          1999       203,000      94,000            --

Mark Clinton (1) .....................................    2001       165,000      66,000            --
  President, Master Data Center                           2000       150,000      85,000            --
                                                          1999        63,000      10,000        10,997

Jay Nadler (2) .......................................    2001       258,000      50,000            --
  President, Intellectual Property Group                  2000       180,000      25,000       100,000

Aneel M. Pandey (3) ..................................    2001       206,000     100,000        20,500
  Chief Executive Officer, Transcender LLC                2000        30,000          --        20,000

------------------------

(1) Mr. Clinton's compensation includes compensation from August 13, 1999, the date of the Company's acquisition of Master Data Center.

(2) Mr. Nadler's employment commenced on April 10, 2000.

(3) Mr. Pandey's compensation includes compensation from November 6, 2000, the date of the Company's acquisition of Transcender.

                          STOCK OPTION GRANTS IN 2001

    The following table sets forth information concerning individual grants of options to purchase Common Stock made to the Named Executive Officers during the fiscal year ended December 31, 2001.

                                                                                         POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF                                                  ASSUMED ANNUAL RATES OF
                                SECURITIES     PERCENT OF                                 STOCK PRICE APPRECIATION FOR
                                UNDERLYING    TOTAL OPTIONS   EXERCISE OR                        OPTION TERM(1)
                                  OPTIONS      GRANTED TO     BASE PRICE    EXPIRATION   ------------------------------
NAME                            GRANTED (#)     EMPLOYEES      ($/SHARE)       DATE           5%               10%
----                            -----------   -------------   -----------   ----------   ------------      ------------
Mason P. Slaine...............   200,000(2)       33.5%         $20.99        8/29/11     $2,640,000        $6,690,000
Vincent A. Chippari...........    25,000(3)        4.1%         $27.19        1/23/11     $  427,000        $1,083,000
Aneel M. Pandey...............    10,000(4)        1.7%         $21.09        4/24/11     $  133,000        $  336,000
Aneel M. Pandey...............    10,500(5)        1.8%         $25.10       12/18/11     $  166,000        $  420,000

------------------------

(1) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Commission. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.

(2) Options were granted on August 29, 2001 and vest and become exercisable in two equal annual installments from the date of grant.

(3) Options were granted on January 23, 2001 and vest and become exercisable in two equal annual installments from the date of grant.

(4) Options were granted on April 24, 2001 and vest and become exercisable in full one year from the date of grant.

(5) Options were granted on December 18, 2001 and vest and become exercisable in four equal annual installments from the date of grant.

                 AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL
                             YEAR-END OPTION VALUES

    The following table sets forth information concerning option exercises by the Named Executive Officers during the fiscal year ended December 31, 2001 and the fiscal year-end value of unexercised options.

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                 SHARES                       OPTIONS AT FY-END (#)             FY-END ($)
                              ACQUIRED ON       VALUE       -------------------------   --------------------------
NAME                          EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE*
----                          ------------   ------------   -------------------------   --------------------------
Vincent A. Chippari.........      28,000       $392,000            70,967/25,000             1,157,000/28,000
Mason Slaine................                                           0/200,000                  0/1,464,000
Mark Clinton................                                         5,498/5,499                56,000/56,000
Jay Nadler..................                                       25,000/75,000               83,000/248,000
Aneel M. Pandey.............                                       20,000/20,500                    0/107,000

------------------------

* Based on the closing price for the Common Stock of $28.31 on December 31, 2001.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of March 15, 2002, regarding the beneficial ownership of Common Stock by (i) each stockholder who the Company knows owns more than 5% of the outstanding shares of Common Stock,
(ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                        SHARES BENEFICIALLY OWNED
                                                       ---------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER         PERCENT(1)
------------------------------------                   -----------      ----------
Warburg, Pincus Ventures, L.P. (2)...................   7,803,866          35.9
  466 Lexington Avenue
  New York, New York 10017
Mason P. Slaine......................................   1,800,000           8.3
  2777 Summer Street, Suite 209
  Stamford, Connecticut 06905
J.P. Morgan Chase & Co. (3)..........................   1,717,306           7.9
  270 Park Avenue
  New York, New York 10017
GeoCapital, LLC (3)..................................   1,715,183           7.9
  825 Third Avenue
  New York, New York 10022
Westfield Capital Management Co., LLC (3)............   1,205,277           5.5
  One Financial Center
  Boston, MA 02111
Liberty Wanger Asset Management, L.P. (3)............   1,115,300           5.1
  227 West Monroe Street, Suite 3000
  Chicago, IL 60606
Vincent A. Chippari (4)..............................      83,467          *
Mark Clinton (4).....................................       5,498          *
Jay Nadler (5).......................................      28,500          *
Aneel M. Pandey (4)..................................      20,000          *
Michael E. Danziger (6)..............................      85,073          *
David R. Haas (6)....................................       7,947          *
Sidney Lapidus (7)...................................   7,814,190          35.9
David E. Libowitz (7)................................   7,803,866          35.9
John R. Purcell (8)..................................       1,665          *
All directors and executive officers, as a group
  (thirteen persons).................................   9,858,903          45.3

------------------------

*   Less than 1%.

(1) Pursuant to the regulations of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg Pincus") is Warburg, Pincus & Co., a New York general partnership ("WP"). Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages Warburg Pincus. Lionel I. Pincus is the Managing Partner of WP and the Managing Member of WP LLC and may be deemed to control both entities.

(3) As reported on SEC Form No.13G filed in February and March 2002.

(4) Represents shares issuable upon exercise of options that are vested and exercisable.

(5) Includes 25,000 shares issuable upon exercise of options that are vested and exercisable.

(6) Includes 3,467 shares issuable upon exercise of options that are vested and exercisable.

(7) 7,803,866 of the shares indicated as beneficially owned by Mr. Lapidus and Mr. Libowitz are owned by Warburg Pincus and are included because of their affiliation with Warburg Pincus. Both of them are Members and Managing Directors of WP LLC and General Partners of WP. Messrs. Lapidus and Libowitz disclaim beneficial ownership of the shares owned by Warburg Pincus. The mailing address for Messrs. Lapidus and Libowitz is c/o Warburg, Pincus & Co., 466 Lexington Avenue, New York, New York 10017.

(8) Includes 665 shares issuable upon exercise of options that are vested and exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Warburg Pincus and Mr. Slaine (the "Initial Stockholders") are entitled to certain registration rights with respect to their respective shares of Common Stock. Pursuant to a registration rights agreement, the Initial Stockholders have the right to request two registrations of their shares of Common Stock, provided that the anticipated public offering price equals $15 million or more, and unlimited registrations on Form S-3, provided that the anticipated aggregate offering price exceeds $5 million. In addition, the Initial Stockholders are entitled to have their shares included in an unlimited number of registrations initiated by the Company, subject to certain customary restrictions. In general, all fees, costs and expenses of such registration (other than underwriting discounts and selling commissions) will be borne by the Company. The Company has agreed to indemnify the Initial Stockholders from any liability arising out of or relating to any untrue statement of a material fact or any omission of a material fact in any registration statement or prospectus filed by the Company pursuant to the registration rights agreement, subject to certain exceptions.

                          SHARE INVESTMENT PERFORMANCE

    The following graph compares the cumulative total stockholder returns on the Common Stock based on an investment of $100 after the close of the market on
(i) August 7, 1998, the effective date of the Company's initial public offering and (ii) the close of the market on December 31, 2001 against the Russell 2000 Index ("Russell 2000") and an industry peer group consisting of McGraw-Hill Companies, Thomson Corporation, Factset Research Systems and Reuters Group:

                               PERFORMANCE CHART

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      8/7/98  12/31/98  12/31/99  12/31/00  12/31/01
Information Holdings     100    130.57    240.93    194.30    234.74
Russell 2000             100    101.48    121.39    116.29    117.48
Peer Group               100    124.23    180.52    194.51    169.72

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission and the NYSE. Executive officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on the Company's review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and greater than 10% beneficial owners, the Company believes that all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than 10% owners were complied with during Fiscal 2001, except for stock option grants to Messrs. Danziger, Haas, Pandey, Purcell and Wolfson that were not reported on Form 4. Such option grants were included on Form 5's filed by the officers and directors listed above in March 2002.

                 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2003

    Any proposals intended to be presented by stockholders at the Company's 2003 Annual Meeting of Stockholders must meet the requirements of Rule 14a-8 of the Commission relating to stockholders' proposals. A stockholder proposal outside of the processes of Rule 14a-8 will be considered untimely if received by the Company after February 14, 2003.

                                 OTHER BUSINESS

    It is not anticipated that there will be presented to the Annual Meeting any business other than the election of directors, the approval of the Option Plan Amendment and the ratification of accountants, and the Board was not aware of any other matters which might properly be presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment.

    Proxies in the form enclosed are solicited by or on behalf of the Board. The cost of this solicitation will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the Company's officers and regular employees, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodian, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed $5,000.

    It is important the proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the enclosed proxy card in the accompanying stamped and addressed envelope.

                                          By Order of the Board

                                          [LOGO]
                                          Vincent A. Chippari
                                          Secretary
                                          March 27, 2002

                                                                Appendix A

                            INFORMATION HOLDINGS INC.

                             1998 STOCK OPTION PLAN

                   (AMENDED AND RESTATED AS OF MARCH 26, 2002)

                                     *  *  *

                                    ARTICLE I

                                     PURPOSE

                  This 1998 Stock Option Plan (the "Plan") is intended to encourage stock ownership in Information Holdings Inc. (the "Company") by employees and directors of the Company and its subsidiaries in order to increase their proprietary interest in the Company's success and to encourage such employees and directors to remain in the service of the Company and its subsidiaries.

                                   ARTICLE II

                               CERTAIN DEFINITIONS

                  (a) "AFFILIATE" of an entity shall mean any person or entity controlling, controlled by or under common control with, such entity, where "control" means the power to exercise a controlling influence over the management or policies of such person or entity.

                  (b) "BOARD" shall mean the Board of Directors of the Company.

                  (c) "CHANGE OF CONTROL" shall have the meaning set forth in
Article XI.

                  (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "COMMITTEE" shall mean (i) the Stock Option Committee of the Board which, if and to the extent practicable, shall be comprised of at least two persons who qualify as "non-employee directors" under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Code or (ii) if a Stock Option Committee has not been designated by the Board, the Board.

                  (f) "COMMON STOCK" shall mean the voting common stock of the Company, par value $0.01 per share.

                  (g) "ELIGIBLE EMPLOYEE" shall mean any person employed on a full-time basis by the Company or any of its subsidiaries, or any director of the Company.

                  (h) "EXERCISE PRICE" shall have the meaning assigned to such term in Article VI hereof.

                  (i) "ISO" shall mean an "incentive stock option" within the meaning of Section 422 of the Code.

                  (j) "NON-QUALIFIED OPTION" shall mean an Option which is not an ISO.

                  (k) "OPTION" shall mean any option granted under the Plan.

                  (l) "OPTIONEE" shall mean any holder of an Option.

                  (m) "OPTION AGREEMENT" shall mean the agreement between an Optionee and the Company governing Options granted under the Plan, the forms of which shall be consistent with the terms of the Plan but need not be identical.

                  (n) "WP VENTURES" shall mean Warburg, Pincus Ventures, L.P., any Affiliate thereof, or any successor thereto.

                                   ARTICLE III

                                      STOCK

                  (a) The stock to be issued upon the exercise of Options shall be shares of authorized but unissued Common Stock or previously issued shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted under the Plan at any time shall not exceed 2,466,886, subject to adjustment from time to time in accordance with the provisions of Article X hereof. No more than 350,000 shares of Common Stock may be issued to any one individual pursuant to awards of Options hereunder during any calendar year.

                  (b) The number of shares of Common Stock available for grant of Options at any time under the Plan shall be decreased by the sum of (i) the number of shares with respect to which Options have been issued and have not lapsed or been canceled, in each case, prior to such time and (ii) the number of shares issued prior to such time upon exercise of Options. In the event that any outstanding Option under the Plan lapses in accordance with Articles VII or VIII hereof, prior to the end of the period during which Options may be granted, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for the granting of Options under the Plan.

                                   ARTICLE IV

                                  PARTICIPATION

                  Optionees shall be limited to Eligible Employees who have received written notice of their selection to participate in the Plan and who have entered into an Option Agreement. Each Option Agreement shall state the total number of shares of Common Stock which are subject to the Option granted. No Eligible Employee shall at any time have a right to be selected as a participant.

                                    ARTICLE V

                                 ADMINISTRATION

                  The Plan shall be administered by the Committee which shall have sole authority, in its absolute discretion: (a) to select which Eligible Employees shall be granted Options; (b) to determine the number of Options to be granted to such Eligible Employees and whether such Options shall be ISOs or Non-Qualified Options; (c) to prescribe the form or forms of the Option Agreements under the Plan; (d) to adopt, amend or rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; and (e) to construe and interpret the Plan, and all such rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee made in good faith shall be final and binding on all participants. Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, counsel fees) arising therefrom to the full extent permitted by Delaware law and under any directors' and officers' liability insurance coverage which may be in effect from time to time.

                                   ARTICLE VI

                                 EXERCISE PRICE

                  The Exercise Price per share of Common Stock covered by Options granted under the Plan shall be established on or prior to the date of grant by the Committee and shall be set forth in the Optionee's Option Agreement. Payment shall be made in full upon exercise of the Option by delivering to the Company at its principal executive offices cash or a certified check, bank draft or money order payable to the order of the Company in the aggregate amount of the Exercise Price, or in accordance with any cashless exercise procedures adopted by the Committee from time to time.

                                   ARTICLE VII

                               VESTING OF OPTIONS

                  All Options granted under the Plan shall vest and become exercisable in accordance with Article XI hereof and vesting schedules established by the Committee at the time of grant.

                                  ARTICLE VIII

                            TERMINATION OF EMPLOYMENT

                  Each Option will have a ten-year term from the date of grant, subject to earlier termination upon termination of the Optionee's employment, as determined by the Committee.

                                   ARTICLE IX

                                 TRANSFERABILITY

                  Options and any Optionee's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of an Optionee's death, by will or the laws of descent and distribution; PROVIDED, HOWEVER, the Committee may, in its sole discretion, allow for transfer of Options other than ISOs to other persons or entities, subject to such conditions or limitations as it may establish.

                                    ARTICLE X

                  ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

                  (a) The aggregate number of shares of Common Stock which may be purchased pursuant to Options granted hereunder, the maximum number of shares of Stock with respect to which Options may be granted to any single Optionee during any calendar year, the number of shares of Common Stock covered by each outstanding Option and the price per share thereof shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock, or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

                  (b) If the Company shall be sold, reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), (i) each Optionee shall, at the time of such Corporate Event, be entitled to receive upon the exercise of his Option the same number and kind of shares of common stock or the same amount of property, cash or other securities as he would have been entitled to receive upon the occurrence of such Corporate
Event as if he had been, immediately prior to such event or on the record date relating to such event, the holder of the number of shares of Common
Stock covered by his Option, and (ii) if the Company is not the surviving corporation in such Corporate Event, the Company shall require the successor corporation or parent thereof to assume such outstanding Options; PROVIDED, HOWEVER, that the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding Options shall terminate as of the consummation of such Corporate Event and accelerate the exercisability of all outstanding Options to any date prior to the date of such Corporate Event.

                  (c) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

                                   ARTICLE XI

                                CHANGE OF CONTROL

                  In the event of a Change of Control, each outstanding Option under the Plan shall vest and become immediately exercisable in full as of the date immediately preceding the date of such Change of Control, or such other date, not later than the date of such Change of Control, as shall be established by the Committee in its discretion. For purposes of the Plan, a "Change of Control" shall mean:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iv) any acquisition by WP Ventures, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection
(c) of this Article XI;

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a Corporate Event, unless, following such Corporate Event, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Event beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Event (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) upon consummation of such Corporate Event in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person other than (1) WP Ventures, (2) any corporation resulting from such Corporate Event, or (3) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Event, beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Event or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Event, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Event; or

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                                   ARTICLE XII

                             RIGHTS AS A STOCKHOLDER

                  An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until he shall have become the holder of record of such shares, and he shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                  ARTICLE XIII

                                EMPLOYMENT RIGHTS

                  Nothing in the Plan or in any Option Agreement entered into hereunder shall confer on any Optionee who is an employee of the Company or any of its subsidiaries any right to continue in the employ of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the Optionee's employment at any time.

                                   ARTICLE XIV

                              TRANSFER RESTRICTIONS

                  Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect any relevant transfer restrictions.

                                   ARTICLE XV

                       AMENDMENT OR DISCONTINUANCE OF PLAN

                  The Board may from time to time, to the extent permitted by applicable law, amend, suspend, or discontinue the Plan; provided, however, that the Board may not take any action which would have a material adverse effect on outstanding Options or any unexercised rights under outstanding Options without the consent of the Optionee whose options would be adversely affected thereby.

                                   ARTICLE XVI

                             CANCELLATION OF OPTIONS

                  The Committee, in its discretion, may, with the express written consent of the Optionee to be affected, cancel any Option held by such consenting Optionee hereunder.

                                  ARTICLE XVII

                                  MISCELLANEOUS

                  (a) Notwithstanding any other provision of the Plan, the Company or a subsidiary, as appropriate, shall have the right to deduct from all Option exercises Common Stock, valued at fair market value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Options. In the alternative, in the sole discretion of the Company, the Optionee or other person receiving such Common Stock may be required to pay to the Company or a subsidiary, as appropriate, prior to delivery of such Common Stock, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent fair market value in payment of such withholding tax obligations if the Optionee elects to make payment in such manner.

                  (b) The obligation of the Company to make payment of Option exercises in shares of Common Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 with the Securities and Exchange Commission or unless the Company has received advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act of 1933 any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

                  (c) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of law thereof.

                  (d) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

                  (e) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan or other amount required to be reported as income for Federal income tax purposes shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company.

                  (f) The expenses of administering the Plan shall be borne by the Company. The proceeds received by the Company from the exercise of any Options pursuant to the Plan will be used for general corporate purposes.

                  (g) Masculine pronouns and other words of masculine gender shall refer to both men and women.

                  (h) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                  (i) Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Options hereunder until such shares have been issued to that person.

                                  ARTICLE XVIII

                           SPECIAL PROVISIONS FOR ISOS

                  (a) ISOs must be granted within ten years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

                  (b) ISOs may not be exercised after the expiration of ten years from the date such ISOs are granted.

                  (c) The Exercise Price of ISOs may not be less than the fair market value of a share of Common Stock at the time such ISOs are granted, as determined by the Committee. In such case, fair market value shall be determined in a manner consistent with the rules and regulations under Section 422 of the Code.

                  (d) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

                  (e) To the extent the aggregate fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and all "subsidiary corporations" of the Company within the meaning of Section 424(f) of the Code) exceeds $100,000, such ISOs shall be treated as Non-Qualified Options. For purposes of the preceding sentence, the fair market value of the Common Stock shall be determined by the Committee at the time the ISO covering such stock is granted.

                  (f) No ISOs may be granted under the Plan unless the Plan has been approved by the stockholders of the Company within 12 months before or after the date of the Plan's adoption by the Board.

                                     *  *  *

                                                                     IMHCM-PS-02

                                   DETACH HERE

                                      PROXY

                           INFORMATION HOLDINGS INC.

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 29, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
           AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE PRE-PAID
               ENVELOPE PROVIDED FOR YOUR MAILING CONVENIENCE.

     The undersigned, having received notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Mason P. Slaine and Vincent A. Chippari, and each of their attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of INFORMATION HOLDINGS INC. (the "Company") to be held at the offices of Warburg, Pincus & Co., 466 Lexington Avenue, New York, New York on Monday, April 29, 2002 at 2:00 p.m., Eastern Standard Time, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
      SIDE                                                             SIDE
---------------                                                  ---------------

INFORMATION HOLDINGS INC.

          c/o EquiServe
          P.O. Box 9398
          Boston, MA 02205-9398














                                  DETACH HERE

|X| Please mark
    votes as in
    this example.


1.  Election of Directors.

    Nominees: (01) Michael E. Danziger, (02) David R. Haas,
              (03) Sidney Lapidus, (04) David E. Libowitz,
              (05) John R. Purcell, (06) Mason P. Slaine

              FOR |_|             |_| WITHHELD
              ALL                     FROM ALL
           NOMINEES                   NOMINEES

       |_|
          ---------------------------------------
          For all nominees except as noted above

2.  To ratify and approve the amendment to the 1998 Stock Option Plan.

          FOR          AGAINST          ABSTAIN
          |_|            |_|              |_|

3. To ratify and approve the selection by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company for the current fiscal year ending December 31, 2002.

          FOR          AGAINST          ABSTAIN
          |_|            |_|              |_|

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

            MARK HERE  |_|               MARK HERE  |_|
           FOR ADDRESS                  IF YOU PLAN
           CHANGE AND                    TO ATTEND
          NOTE AT LEFT                  THE MEETING

Please sign exactly as your name appears hereon. When shares are held by joint owners both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:               Date:          Signature:               Date:
          --------------      ---------           --------------      ---------